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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 23, 2002

                      THE READER'S DIGEST ASSOCIATION, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE               1-10434                      13-1726769
(State or other         (Commission File               (I.R.S. Employer
jurisdiction of             Number)                    Identification
incorporation or                                           Number)
 organization)


       PLEASANTVILLE, NEW YORK                      10570-7000
(Address of principal executive offices)            (Zip Code)

               Registrant's telephone number, including area code:
                                 (914) 238-1000


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ITEM 5.  OTHER EVENTS.

          On April 23, 2002, a complaint was filed in Delaware Chancery Court against The Reader's Digest Association, Inc. (the "Company") and other named defendants in connection with the proposed recapitalization of the Company. The Company believes the allegations in the complaint are entirely without merit and intends to vigorously defend the action.

          Filed herewith is the following Exhibit:

          99.1 Complaint of Carole Lang against Thomas O. Ryder, Jonathan B. Bulkeley, Herman Cain, Lynne V. Cheney, M. Christine DeVita, James E. Preston, Lawrence R. Ricciardi, C.J. Silas, William J. White, Ed Zschau, DeWitt Wallace-Reader's Digest Fund, Inc., Lila-Wallace Reader's Digest Fund, Inc. and The Reader's Digest Association, Inc.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
               Not applicable

         (b)   PRO FORMA FINANCIAL INFORMATION
               Not applicable

         (c)   EXHIBITS

         NUMBER                         DESCRIPTION

          99.1     Complaint of Carole Lang against Thomas O. Ryder, Jonathan
                   B. Bulkeley, Herman Cain, Lynne V. Cheney, M. Christine DeVita, James E. Preston, Lawrence R. Ricciardi, C.J. Silas, William J. White, Ed Zschau, DeWitt Wallace-Reader's Digest Fund, Inc., Lila-Wallace Reader's Digest Fund, Inc. and The Reader's Digest Association, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          The Reader's Digest Association, Inc.

Date:  April 25, 2002

                                          /S/ MICHAEL S. GELTZEILER
                                          -------------------------------------
                                          Name:  Michael S. Geltzeiler
                                          Title: Senior Vice President and
                                                 Chief Financial Officer



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                                  EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION

99.1 Complaint of Carole Lang against Thomas O. Ryder, Jonathan B. Bulkeley, Herman Cain, Lynne V. Cheney, M. Christine DeVita, James E. Preston, Lawrence R. Ricciardi, C.J. Silas, William J. White, Ed Zschau, DeWitt Wallace-Reader's Digest Fund, Inc., Lila-Wallace Reader's Digest Fund, Inc. and The Reader's Digest Association, Inc.